As filed with the Securities and Exchange Commission on February 1, 2016.

Registration No. 333-144481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1598552 (I.R.S. Employer Identification Number)

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rachael R. Lape, Esq.

Senior Vice President and General Counsel

Union Bankshares Corporation

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Susan S. Ancarrow, Esq.

Troutman Sanders Building

Troutman Sanders LLP

1001 Haxall Point, P.O. Box 1122

Richmond, Virginia 23218

(804) 697-1861

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION

On July 11, 2007, Union Bankshares Corporation (the “Company”) filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to 500,000 shares of its common stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Company terminated the Plan on or about January 4, 2016, and no further shares will be issued under the Plan. Accordingly, the Company is filing this Post-effective Amendment No. 1 to the Registration Statement to deregister all remaining shares of the Company’s common stock that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 1st day of February, 2016.

UNION BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

Note: No other person is required to sign this Post-effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.